Exhibit 99.1

Anthera Pharmaceuticals Announces Appointment of Dr. James Pennington as Interim Chief Medical Officer

HAYWARD, Calif., March 07, 2016 (GLOBE NEWSWIRE) -- Anthera Pharmaceuticals, Inc. (NASDAQ:ANTH) today announced the appointment of James Pennington, M.D. as interim Chief Medical Officer following the Company's acceptance of Colin Hislop's resignation effective April 1st, 2016.

"Our development programs have progressed extensively during Colin's tenure at Anthera, and during that time, both blisibimod and Sollpura® have advanced into late-stage clinical trials.  We thank Colin for his contributions to that development progress and wish him much success in his future endeavors" said Craig Thompson, Anthera's President and Chief Operating Officer. "Jim's long history at Anthera and substantial experience with our clinical programs, combined with his successful regulatory and commercialization experience, will continue to play a pivotal role in keeping our development programs on track for achievement of our milestones in 2016."

Dr. Pennington assumes the position of interim Chief Medical Officer with over 40 years of successful clinical development and commercialization including 14 drug approvals and 10 registration ex-US approvals including both small and large molecule therapeutics.

"Working with the dedicated medical team at Anthera has been gratifying and I am privileged to lead our development efforts as interim Chief Medical Officer," said Dr. Pennington. "As we continue the final stages of our clinical programs, I am confident in our team's ability to bring new treatment options to patients with unmet medical needs."

Dr. Pennington joined Anthera in 2007 as Executive Vice President and Chief Medical Officer and transitioned to Senior Clinical Fellow in 2010. Prior to joining Anthera in 2007, Dr. Pennington served as Executive Vice President and Chief Medical Officer of CoTherix where he oversaw the approval of Ventavis®. He previously served as Chief Medical Officer of InterMune as well as in a variety of positions at early stage biotech companies and large global pharmaceutical companies including Alpha Therapeutic Corporation, Shaman Pharmaceuticals and Bayer Corporation. Dr. Pennington spent 12 years as a member of the Harvard Medical School faculty. Dr. Pennington holds a B.A. from the University of Oregon and an M.D. from the University of Oregon Medical School and is Board Certified in internal medicine and infectious diseases.

About Anthera Pharmaceuticals, Inc.

Anthera Pharmaceuticals is a clinical-stage biopharmaceutical company focused on developing and commercializing products to treat serious and life-threatening diseases, including exocrine pancreatic insufficiency due to cystic fibrosis, lupus, lupus with glomerulonephritis, and IgA nephropathy. Additional information on the Company can be found at www.anthera.com.

Safe Harbor Statement

Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as "estimate," "intend," "anticipate," "believe," "plan," "goal," "expect," "project," or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Anthera's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially as set forth in Anthera's public filings with the SEC, including Anthera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

CONTACT: Nikhil Agarwal of Anthera Pharmaceuticals, Inc.

nagarwal@anthera.com or 510.856.5600 x5621

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Source: Anthera Pharmaceuticals, Inc